                                                                 Exhibit 10.16.2


                                    AGREEMENT

                  THIS AGREEMENT (referred to herein as this "Amendment"), dated as of March 6, 1998, by and among PRIMARK CORPORATION, a Michigan corporation (the "Borrower"), the Lenders party to the Revolving Credit Agreement referred to below, the Lenders party to the Term Loan Agreement referred to below, the Lenders party to the Note Backup Agreement referred to below (such agreements being referred to collectively as the "Credit Facilities"), and MELLON BANK, N.A., a national banking association, as Agent under each such Credit Facility.

                                    RECITALS:

                  A. The Borrower has entered into (a) a Revolving Credit Agreement (as amended, the "Revolving Credit Agreement") dated as of February 7, 1997 among Primark Corporation (the "Borrower"), the Lenders parties thereto from time to time, the Issuing Banks referred to therein, and Mellon Bank, N.A., as Agent, (b) a Term Loan Agreement (as amended, the "Term Loan Agreement") dated as of February 7, 1997 among the Borrower, the Lenders parties thereto from time to time, and Mellon Bank, N.A., as Agent, and (c) a Note Backup Agreement (as amended, the "Note Backup Agreement") dated as of February 7, 1997 among the Borrower, the Lenders parties thereto from time to time, the Issuing Bank referred to therein, and Mellon Bank, N.A., as Agent. The Credit Facilities have been amended by a letter agreement dated February 21, 1997, an Amendment to Transactions Documents dated as of May 1, 1997, an Amendment to Transaction Documents dated as of June 30, 1997, and an Amendment to Transaction Documents dated as of December 1, 1997.

                  B. The parties hereto desire to amend further the Credit Facilities as set forth herein, and to amend the Collateral Agency Agreement referred to in each of the Credit Facilities (the "Collateral Agency Agreement") and the Borrower Pledge Agreement referred to in the Collateral Agency Agreement (the "Borrower Pledge Agreement"). In addition, for convenience, the parties hereto desire to cumulate in this Amendment all prior amendments to the Credit Facilities. Accordingly, references in this Amendment to the Credit Facilities, the Collateral Agency Agreement and the Borrower Pledge Agreement are to such agreements in the forms originally executed. Capitalized terms used herein and not otherwise defined shall have the meanings given them in, or by reference in, the Collateral Agency Agreement.

                  NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. CERTAIN AMENDMENTS TO THE FINANCIAL TERMS OF THE REVOLVING CREDIT AGREEMENT.

(a)  Revolving Credit Agreement, Section 2.01(a), is amended to read as follows:

                  (a) REVOLVING CREDIT COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees (such agreement being herein called such Lender's "Revolving Credit Commitment") to make loans (the "Revolving Credit Loans") to the Borrower at any time or from time to time on or after the date hereof and to but not including the Revolving Credit Maturity Date. A Lender shall have no obligation to make any Revolving Credit Loan to the extent that such Lender's Revolving Credit Exposure at any time would exceed such Lender's Revolving Credit Committed Amount at such time. Each Lender's "Revolving Credit Committed Amount" at any time shall be equal to the amount set forth as its "Initial Revolving Credit Committed Amount" below its name on the signature pages hereof, as such amount may have been reduced under Section 2.01(f) hereof at such time, and subject to transfer to another Lender as provided in

         Section 10.14 hereof; provided, that upon the occurrence of the Extension Date, each Lender's "Revolving Credit Committed Amount shall be automatically increased by an amount equal to such Lender's Pro Rata share of $150,000,000. The sum of the Revolving Credit Committed Amounts of the Lenders shall not exceed $75,000,000 at any time before the Extension Date or $225,000,000 at any time on or after the Extension Date.

(b) Revolving Credit Agreement, Section 2.01(c), is amended by deleting the period at the end thereof and replacing it with the following: "; provided, that Revolving Credit Notes issued pursuant to Section 5.03 in connection with the Extension Date shall be dated the Extension Date and shall be in the face amount equal to such Lender's Revolving Credit Committed Amount on the Extension Date after giving effect to the increase in the Revolving Credit Committed Amounts on such date."

(c) Revolving Credit Agreement, Section 2.01(e), is amended by adding the following line (ignoring the caption, which is set forth below only for reference purposes):

     If the Applicable Margin for                 Then the Revolving Credit
     such day is to be determined                 Commitment Fee Percentage for
     in accordance with                           such day is
     ------------------                           -----------

     Level V Performance Margins                          0.20%


(d) The following new Sections 2.01(g) and 2.01(h) are added to the Revolving Credit Agreement:

                  (g) AUTOMATIC REDUCTION OF THE REVOLVING CREDIT COMMITTED AMOUNTS. The aggregate Revolving Credit Committed Amounts of the Lenders shall be reduced automatically by the following amounts on the following dates:

                  Date of Reduction                      Amount of Reduction
                  -----------------                      -------------------

                  December 31, 1998                              $5,000,000
                  June 30, 1999                                  $5,000,000
                  December 31, 1999                             $10,000,000
                  June 30, 2000                                 $10,000,000
                  December 31, 2000                             $10,000,000
                  June 30, 2001                                 $15,000,000
                  December 31, 2001                            $140,000,000
                  June 30, 2002                                 $15,000,000
                  December 31, 2002                             $15,000,000

         To the extent any such reduction amount exceeds the aggregate Revolving Credit Committed Amounts of the Lenders on such date, the excess shall be ignored. Each such automatic reduction of the Revolving Credit Committed Amounts shall be applied Pro Rata to the Revolving Credit Committed Amounts of the Lenders. After the date of such reduction the Revolving Credit Commitment Fee shall be calculated upon the Revolving Credit Committed Amounts as so reduced.

                  (h)  CERTAIN ADDITIONAL FEES IN CERTAIN CIRCUMSTANCES.

                  (i) In consideration of the Lenders entering into the Agreement dated as of March 6, 1998, three Business Days after such Agreement becomes effective in accordance with its terms the Borrower shall pay, in addition to all other amounts payable hereunder (A) to the Agent for the account of each Lender a fee equal to such Lender's Pro Rata share of $75,000, and (B) to the Agent, for its own account, a structuring fee in the amount agreed by the Borrower and the Agent. The obligations of the Borrower under this Section 2.01(h)(i) shall survive any termination of this Agreement.

                  (ii) In the event that at any time before the first anniversary of the effective date of the Agreement dated as of March 6, 1998 (or, if the Extension Date occurs, at any time before the first anniversary of the Extension Date) any of the following events or conditions shall have occurred: (A) an event or condition referred to in Section 8.01(m) hereof shall have occurred, (B) the Borrower shall have consolidated or merged with or into any other Person, (C) the Borrower shall have liquidated, commenced a Wind-up, dissolved or divided, or (D) the Borrower shall have sold, leased or otherwise transferred all or substantially all of its assets to any other Person or Person, voluntarily or involuntarily, then, and in any such event (whether or not consented to or waived by the Lenders), in addition to all other amounts payable under this Agreement and the other Loan Documents, the Borrower shall pay to the Agent, for the account of each of the Lenders, on the third Business Day following the occurrence of such event, a fee equal to such Lender's Pro Rata share of $150,000. The obligations of the Borrower under this Section 2.01(h)(ii) shall survive any termination of this Agreement.

(e) Section 2.03(b) of the Revolving Credit Agreement and Section 3.09(b) of the Note Backup Agreement each are amended as follows: (i) the first sentence is amended by deleting the term "or 'Level IV Performance Margins,'" and replacing it with the phrase "'Level IV Performance Margins,' or 'Level V Performance Margins,'", (ii) the first and second sentences each are amended by deleting the phrase "or Financial Test IV," and replacing it with the phrase ", Financial Test IV or Financial Test V,", and (iii) the final sentence before the table defining the various Performance Margins is amended by deleting the phrase "or Level IV Performance Margins do not apply on a particular day," and replacing it with the phrase ", Level IV Performance Margins or Level V Performance Margins do not apply on a particular day,". In addition, the definition of "Financial Test IV" is deleted and replaced with the following:

                  "Financial Test IV" means that, as of the end of the relevant fiscal quarter, the Consolidated Funded Debt Ratio (Adjusted) for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter, considered as a single accounting period, is (x) less than 2.50, if the last day of such fiscal quarter is on or before the Extension Date, or (y) less than 2.50 and greater than or equal than 2.00, if the last day of such fiscal quarter is after the Extension Date.

In addition, the following new entry is added to the table of Performance Margins following the table entry for "Level IV Performance Margins":

         LEVEL V PERFORMANCE MARGINS:

                  Interest Rate Option                       Applicable Margin
                  --------------------                       -----------------

                  Base Rate Option                                   Zero
                  Euro-Rate Option                                   0.375%


         Level V Performance Margins shall apply in the event that Financial Test V is satisfied and the other conditions set forth above are met. "Financial Test V" means that as of the end of the relevant fiscal quarter, the Consolidated Funded Debt Ratio (Adjusted) for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter, considered as a single accounting period, is less than 2.00; provided, that Financial Text V shall not be deemed to be satisfied in any event unless the last day of such fiscal quarter is after the Extension Date.

(f) Revolving Credit Agreement, Section 2.07(b)(i), first sentence, is deleted and replaced with the following: "The Borrower shall be required from time to time to reduce the aggregate Revolving Credit

Committed Amounts by an amount not less than the Recapture Asset Amount from each Recapture Asset Disposition which occurs on or before the Extension Date."

(g) Revolving Credit Agreement, Section 2.07(b)(iii)(B), is amended to read as follows:

                  (B) any event or condition (other than the TASC Disposition) which would (but for the requirement hereunder to reduce the Revolving Credit Committed Amounts and prepay the Revolving Credit Exposures, and any requirement under the Term Loan Agreement to prepay the Indebtedness outstanding thereunder) give rise to any "Excess Proceeds" as defined in the Senior Note Indenture (taking into account the periods specified in the Senior Note Indenture which must elapse before amounts constitute "Excess Proceeds") (Recapture Asset Dispositions described in this clause (B) being sometimes referred to herein as being of "Type B").

(h)  Revolving Credit Agreement, Section 5.02(e), is amended to read as follows:

                  (e) NO MATERIAL ADVERSE CHANGE. There shall not have occurred, or be threatened, a material adverse change in the business, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole since September 30, 1997 (it being understood that the TASC Disposition shall not in itself be deemed to constitute such a material adverse change).

(i)  The following new Section 5.03 is added to the Revolving Credit Agreement:

                  5.03. CONDITIONS TO OCCURRENCE OF THE EXTENSION DATE. The "Extension Date" shall occur upon the date designated by the Borrower in the certificate referred to below, provided that the following conditions precedent shall have been satisfied on such date:

                        (a) TASC DISPOSITION. The TASC Disposition shall have
                  occurred not later than April 30, 1998.

                        (b) SENIOR NOTE REDEMPTION NOTICE. The Borrower shall
                  have given notice to the trustee under the Senior Note Indenture of redemption of all of the outstanding Senior Notes, specifying as the "Redemption Date" a date not later than 60 days after the TASC Disposition.

                        (c) REPAYMENT OF THE TERM LOAN; TERMINATION OF THE
                  COLLATERAL AGENCY AGREEMENT AS TO THE TERM LOAN AGREEMENT. The Borrower shall have indefeasibly paid in full in cash all Term Loan Obligations (other than Contingent Indemnification Obligations), as such terms are defined in the Collateral Agency Agreement. Such payment shall have been made on the Extension Date. The Borrower shall have given a written notice pursuant to the final sentence of Section 2.05 of the Collateral Agency Agreement to the Term Loan Agent requesting the Term Loan Agent to give to the Collateral Agent the notice contemplated by Section 2.05(b) of the Collateral Agency Agreement.

                        (d) REPLACEMENT REVOLVING CREDIT NOTES. The Agent shall
                  have received, with a copy for each Lender, new Revolving Credit Notes conforming to the requirements of Section 2.01(c) hereof, duly executed on behalf of the Borrower.

                        (e) OFFICER'S CERTIFICATE. The Agent shall have received
                  a certificate in substantially the form attached hereto as Exhibit D, duly executed by a Responsible Officer of the Borrower, dated the Extension Date.

                        (f) OPINION OF GENERAL COUNSEL OF THE BORROWER. The
                  Agent shall have received an opinion of the General Counsel of the Borrower in substantially the form attached hereto as Exhibit E.

                        (g) NO DEFAULTS; NO REDUCTION OF THE REVOLVING CREDIT
                  COMMITMENTS. No Event of Default or Potential Default shall have occurred and be continuing or exist on the Extension Date or will occur or exist after giving effect to the Extension Date. The aggregate Revolving Credit Committed Amounts of the Lenders on the Extension Date, before giving effect to the increase in the Revolving Credit Committed Amounts occurring on the Extension Date, shall not be less than $75,000,000.

                        (h) CORPORATE PROCEEDINGS. The Agent shall have received
                  certificates by the Secretary or Assistant Secretary of the Borrower dated as of the Extension Date as to (i) true copies of the articles of incorporation and by-laws (or other constituent documents) of the Borrower in effect on such date,
                  (ii) true copies of all corporate action taken by the Borrower relative to this Agreement and the other Loan Documents, as amended (including without limitation the Agreement dated as of March 6, 1998, and the replacement Revolving Credit Notes referred to in Section 5.03(d)), (iii) the incumbency and signature of the respective officers of the Borrower executing the Agreement dated as of March 6, 1998 and the replacement Revolving Credit Notes referred to in Section 5.03(d), together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Agent shall have received certificates from the appropriate Secretary of State or other applicable Governmental Authorities dated not more than 30 days before the Extension Date showing the good standing of the Borrower in its state of incorporation.

                        (i) ADDITIONAL MATTERS. All corporate and other
                  proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this
                  Section 5.03 shall be satisfactory in form and substance to the Agent. The Agent shall have received such other documents, instruments and other items as the Agent may reasonably request.

         In the event that the Extension Date occurs, the Agent shall promptly notify each of the Lenders of such fact and shall promptly distribute to each Lender its new Revolving Credit Note. Promptly following its receipt of such new Revolving Credit Note, each Lender shall promptly return its predecessor Revolving Credit Note to the Agent, who shall mark them "exchanged" and deliver them to the Borrower.

(j) Revolving Credit Agreement, Section 9.12, is amended by deleting the phrase "$50,000 per annum" and replacing it with the phrase "$50,000 per annum (or, if the Extension Date occurs, $100,000 per annum, so that if the Extension Date occurs, each subsequent semiannual payment on each subsequent June 29 and December 29 as hereinafter provided shall be in the amount of $50,000)".

(k) Revolving Credit Agreement, Annex A, Section 1.01, is amended by deleting the definition of "Revolving Credit Maturity Date" and replacing it with the following definition, and by adding the following additional defined term, each in their appropriate places in alphabetical order:

                  "Extension Date" shall have the meaning given that term in
Section 5.03 hereof.

                  "Revolving Credit Maturity Date" shall mean the earlier to occur of October 15, 2000 or the date of the TASC Disposition; provided, that in the event that the Extension Date occurs, the Revolving Credit Maturity Date automatically shall be extended to December 31, 2002.

(l) Exhibits D and E to this Amendment are appended to the Revolving Credit Agreement as Exhibits D and E thereto.

SECTION 2. AMENDMENT TO THE FINANCIAL TERMS OF THE TERM LOAN AGREEMENT. Term Loan Agreement, Section 2.01(d), is amended by adding the following new sentence to the end thereof: "In addition, to the extent not due and payable earlier, the Term Loans shall be due and payable on the date of the TASC Disposition."

SECTION 3.  CERTAIN AMENDMENTS TO THE FINANCIAL TERMS OF THE NOTE BACKUP
            AGREEMENT.

(a) Note Backup Agreement, Section 3.01(c), final sentence, is amended to read as follows: "The 'Letter of Credit Fee Rate' for any day shall mean the Applicable Margin applicable under the Euro-Rate Option on such day (whether or not the Extension Date has occurred and, accordingly, whether or not the Euro-Rate Option is actually available to the Borrower on such day)."

(b)  Note Backup Agreement, Section 3.04(a), is amended to read as follows:

                  (a) BORROWER'S REIMBURSEMENT OBLIGATION. The Borrower hereby agrees to reimburse the Issuing Bank, by making payment to the Agent for the account of the Issuing Bank in accordance with Section 3.15(b) hereof, in the amount of each Letter of Credit Unreimbursed Draw, which reimbursement shall be due at the following times:

                           (x) if the Extension Date has not occurred, on
                  October 16, 2000 (the "Reimbursement Target Date") and thereafter ON DEMAND,

                           (y) if the Extension Date has occurred, ON DEMAND;
                  provided, that if any unpaid amount of any Letter of Credit Unreimbursed Draw is subject to a Euro-Rate Funding Period beginning before the Extension Date and ending after the Extension Date, reimbursement of such unpaid amount shall, subject to the other provisions of this Agreement and the other Loan Documents, be payable on the last day of such Euro-Rate Funding Period.

         Such reimbursement shall also be due at such earlier times as are provided elsewhere in this Agreement and the other Loan Documents.

(c)  Note Backup Agreement, Section 3.09(a), is amended to read as follows:

                  (a) INTEREST RATE OPTIONS. Interest on the unpaid amount of Letter of Credit Unreimbursed Draws shall bear interest for each day until due on one or more bases selected by the Borrower from among the interest rate Options set forth below. Subject to the provisions of this Agreement, during any period before an unpaid amount of a Letter of Credit Unreimbursed Draw is due, such unpaid amount shall bear interest at the Base Rate Option, unless and until converted to the Euro-Rate Option in accordance with the provisions of this Agreement. Subject to the provisions of this Agreement, during any period before an unpaid amount of a Letter of Credit Unreimbursed Draw is due, the Borrower may select different Options to apply simultaneously to different Portions of such unpaid amount and may select different Funding Segments to apply simultaneously to different parts of the Euro-Rate Portion of such unpaid amount. The interest rate Options applicable to unpaid amounts of Letter of Credit Unreimbursed Draws before such unpaid amounts become due are as follows:

                         (i) BASE RATE OPTION: A rate per annum (computed on the
                  basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) for each day equal to the Base Rate for such day plus the Applicable Margin for such day.

                         (ii) EURO-RATE OPTION: A rate per annum (based on a
                  year of 360 days and actual days elapsed) for each day equal to the Euro-Rate for such day plus the Applicable Margin for such day.

         From and after the date reimbursement of any unpaid amount of Letter of Credit Unreimbursed Draw is due, such unpaid amount shall bear interest in accordance with Section 3.15(c) hereof. For the avoidance of doubt, for all purposes of this Agreement and the other Loan Documents, any unpaid amount of any Letter of Credit Unreimbursed Draw which is payable on demand shall be deemed due, whether or not any demand for payment has been made.

(d) Note Backup Agreement, Section 3.09(b), is amended as provided in Section 1(e) of this Amendment. In addition, in the table of Applicable Margins, the Applicable Margins for the Euro-Rate Options are amended as follows:

         (i) under Level I Performance Margins, "1.25%" is amended to read "1.25% or, after the Extension Date, 1.00%",

         (ii) under Level II Performance Margins, "1.00%" is amended to read "1.00% or, after the Extension Date, 0.75%",

         (iii) under Level III Performance Margins, "0.875%" is amended to read "0.875% or, after the Extension Date, 0.625%", and

         (iv) under Level IV Performance Margins, "0.75%" is amended to read "0.75% or, after the Extension Date, 0.50%".

In addition, the following additional paragraph is added following the end of the table of Performance Margins (after the table entry relating to Level V Performance Margins):

                  Notwithstanding the foregoing, if the Extension Date has occurred and if any unpaid amount of any Letter of Credit Unreimbursed Draw is subject to a Euro-Rate Funding Period beginning before the Extension Date and ending after the Extension Date, the Applicable Margin applicable to calculation of interest on such unpaid amount for each day from and after the Extension Date shall not be affected by the occurrence of such Extension Date and shall be determined as if the Extension Date had not occurred.

(e)  Note Backup Agreement, Section 3.09(c)(ii), is amended to read as follows:

                  (ii) The Borrower may not select a Funding Period that would end after the Reimbursement Target Date or, if the Extension Date has occurred, after the Extension Date; and

(f) Section 3.12 of the Note Backup Agreement is amended by deleting the final sentence thereof and replacing it with the following: "Any such prepayment shall be made in accordance with Section 3.11 hereof; provided, that with the consent of the Agent (which the Agent may grant or withhold in its sole discretion from time to time), any such prepayment may be made in a principal amount other than a principal amount permitted under Section 3.11."

(g) Note Backup Agreement, Annex A, Section 1.01, is amended by adding the following new definition in its appropriate place in alphabetical order:

                  "Extension Date" shall have the meaning given that term in the Revolving Credit Agreement.

SECTION 4.  CERTAIN OTHER AMENDMENTS TO THE CREDIT FACILITIES.

(a) Section 2.03(b) of the Revolving Credit Agreement, Section 2.03(b)(ii) of the Term Loan Agreement, and Section 3.09(b) of the Note Backup Agreement, is amended by deleting the term "September 30, 1997" and replacing it with the term "June 30, 1997".

(b) Section 7.01(a) of each Credit Facility is amended by deleting the table contained therein and replacing it with the following table:

                                                                           Consolidated Net Worth (Adjusted)
         From and including                 To and including               shall not be less than
         ------------------                 ----------------               ----------------------

         December 31, 1996                  June 29, 1998                       $425,000,000
         June 30, 1998                      December 30, 1998                   $450,000,000
         December 31, 1998                  December 30, 1999                   $475,000,000
         December 31, 1999                  December 30, 2000                   $500,000,000
         December 31, 2000                  December 30, 2001                   $525,000,000
         December 31, 2001                  December 30, 2002                   $550,000,000
         December 31, 2002                  December 30, 2003                   $575,000,000
         Thereafter                                                             $600,000,000


         For convenience of comparison between this Agreement and the other Credit Facilities, the above table may refer to periods after the final scheduled maturity date of the credit facility under this Agreement, but such reference shall not be construed to extend such final scheduled maturity date.

(c) Section 7.01(c) of each Credit Facility is amended by deleting the table contained therein and replacing it with the following table:

         Fiscal quarter ending on                           Consolidated Funded Debt Ratio (Adjusted) a
         date in the following                              for the four fiscal quarters ending
         period (inclusive)                                 on such date shall not be greater than
         ------------------                                 --------------------------------------

         December 31, 1996 through June 29, 1997                                5.50
         June 30, 1997 through September 29, 1997                               6.35
         September 30, 1997 through December 30, 1997                           6.00
         December 31, 1997 through December 30, 1998                            5.00
         December 31, 1998 though December 30, 1999                             4.00
         Thereafter                                                             3.00


(d) Section 7.03(a) of each of the Term Loan Agreement and the Note Backup Agreement is amended to read as follows:

                  (a) Indebtedness of the Borrower under the Revolving Credit Agreement, in aggregate principal amount not to exceed $75,000,000 or, from and after the Extension Date, $225,000,000 (including any extension, renewal or refinancing thereof made in compliance with
         Section 7.11(b) hereof);

(e) Section 7.03(b) of each of the Revolving Credit Agreement and the Note Backup Agreement is amended to read as follows:

                  (b) Indebtedness of the Borrower under the Term Loan Agreement, in aggregate principal amount not to exceed $225,000,000 (but not any extensions, renewals or refinancings of any thereof); provided, that this clause (b) shall cease to be in effect from and after the fourth Business Day after the TASC Disposition;

(f)  Section 7.03(d) of each Credit Facility is amended to read as follows:

                  (d) Indebtedness of the Borrower under the Senior Notes, in aggregate principal amount not to exceed $112,000,000 (but not any extensions, renewals or refinancings of any thereof); provided, that this clause (d) shall cease to be in effect from and after the 61st day after the TASC Disposition (except that after such 61st day this clause
         (d) shall remain in effect as to any Senior Notes which have not been tendered for redemption, provided that (x) the Borrower shall have called all of the Senior Notes for redemption in accordance with the terms thereof, (y) the Borrower's obligations under the Senior Notes and the Senior Note Indenture shall have terminated pursuant to Section
         8.1 of the Senior Note Indenture, and (z) pursuant to Section 2.8 of the Senior Note Indenture none of the Senior Notes shall remain outstanding);

(g)  Section 7.05(l) of each Credit Facility is amended to read as follows:

                  (l) Cash Equivalent Investments and, after the Extension Date, Intermediate Term Investments; provided, that aggregate investments in Intermediate Term Investments shall not at any time exceed the lesser of (x) 66% of aggregate investments in Cash Equivalent Investments or
         (y) $40,000,000.

(h)  Section 7.06(a)(i) of each Credit Facility is amended to read as follows:

                  (i) Repurchases under this Section 7.06(a) shall not exceed
         (x) if the Extension Date has not occurred, $50,000,000 in the aggregate from and after February 7, 1997, or (y) if the Extension Date has occurred, $100,000,000 in the aggregate from and after the Extension Date;

(i)  Section 7.06(a)(iii) of each Credit Facility is amended to read as follows:

                  (iii) The Borrower would have been in compliance with Sections 7.01(a) and 7.01(c) on the last day of the fiscal quarter ending most recently before such repurchase, after giving effect on a pro forma basis to such repurchase and to any incurrence or acquisition of Indebtedness after such day, as if such repurchase and such incurrence or acquisition of Indebtedness had occurred on such day;

                           provided, that for the purpose of determining pro
                  forma compliance with Section 7.01(c), Section 7.01(c) shall be applied as if it required the Consolidated Funded Debt Ratio (Adjusted) for the four fiscal quarters ending on June 30, 1997 to be no greater than 5.75 and the Consolidated Funded Debt Ratio (Adjusted) for the four fiscal quarters ending on September 30, 1997 to be no greater than 5.50); and

                           further provided, that in the event that the TASC
                  Disposition has occurred and the Borrower desires to make a repurchase before the end of the fiscal quarter in which the TASC Disposition occurred, then

                                    (x) for the purpose of determining pro forma
                           compliance with Section 7.01(a) with respect to such repurchase, pro forma effect shall be given to the TASC Disposition, as if the TASC Disposition had occurred on the last day of the fiscal quarter ending most recently before such repurchase; and

                                    (y) for the purpose of determining pro forma
                           compliance with Section 7.01(c) with respect to such repurchase, (i) Consolidated EBITDA Less Capital Expenditures of TASC and its Subsidiaries shall be excluded for the four fiscal quarters ending on the last day of the fiscal quarter ending most recently before such repurchase, and (ii) pro forma effect shall be given to any repayment of Indebtedness from cash proceeds received by the Borrower from the TASC Disposition before such repurchase, as if such repayment had occurred on the last day of the fiscal quarter ending most recently before such repurchase (and for this purpose only, the Senior Notes shall be treated as if they had been redeemed on the date on or after consummation of the TASC Disposition on which the Borrower gives notice of redemption in full of the Senior Notes in accordance with the Senior Note Indenture),

(j)  Section 7.08(a) of each Credit Facility is amended to read as follows:

                  (a) A Subsidiary of the Borrower may (i) merge with or into or consolidate with, or liquidate or dissolve into, any other Subsidiary of the Borrower, provided, that the surviving or new entity is a Wholly Owned Subsidiary of the Borrower, or (ii) merge into, or liquidate or dissolve into, the Borrower, provided, that the surviving entity is the Borrower, or (iii) in the case of a Wholly Owned Subsidiary of the Borrower, acquire a substantial portion of the properties of the Borrower, or acquire all or a substantial portion of the properties of any other Subsidiary of the Borrower, or (iv) in the case of a Wholly Owned Subsidiary of the Borrower, acquire from the Borrower or any other Subsidiary of the Borrower any Shares of Capital Stock or other equity interest owned by the Borrower or such other Subsidiary (it being understood that, subject to the other provisions of the Loan Documents, in the event that a Wholly Owned Subsidiary thus acquires from the Borrower Shares of Capital Stock which constitute Collateral, the Borrower may, pursuant to Section 2.04 of the Borrower Pledge Agreement, request the Collateral Agent to release such Shares of Capital Stock from the Lien in favor of the Collateral Agent); and

(k) Section 7.08(b) of each Credit Facility is amended by replacing the period at the end thereof with "; and" and by appending thereto the following (which is part of Section 7.08(b) but is further indented and spaced for ease of readability):

                           further provided, that in the case of each such
                  acquisition as to which the Adjusted Acquisition Consideration exceeds $12,000,000, the Borrower would have been in compliance with Section 7.01(c) on the last day of the fiscal quarter ending most recently before such acquisition, after giving effect on a pro forma basis to any incurrence or acquisition of Indebtedness after such day, as if such incurrence or acquisition of Indebtedness had occurred on such day; and

                           further provided, that in the event that the TASC
                  Disposition has occurred and the Borrower desires to make an acquisition before the end of the fiscal quarter in which the TASC Disposition occurred, then for the purpose of determining pro forma compliance with Section 7.01(c) with respect to such acquisition, (x) Consolidated EBITDA Less Capital Expenditures of TASC and its Subsidiaries shall be excluded for the four fiscal quarters ending on the last day of the fiscal quarter ending most recently before such acquisition, and (y) pro forma effect shall be given to any repayment of Indebtedness from cash proceeds received by the Borrower from the TASC Disposition before such acquisition, as if such repayment had occurred on the last day of the fiscal quarter ending most recently before such acquisition (and for this purpose only, the Senior Notes shall be treated as if they had been redeemed on the date on or after consummation of the TASC Disposition on which the Borrower gives notice of redemption in full of the Senior Notes in accordance with the Senior Note Indenture); and

                           further provided, that the Borrower shall provide the
                  Agent, with a copy for each Lender, not later than the Business Day after any acquisition as to which the Adjusted Acquisition Consideration exceeds $12,000,000, a certificate signed by a Responsible Officer of the Borrower, dated the date of such acquisition, describing such acquisition, certifying that such acquisition is in compliance with the provisions of this Section 7.08(b), and including a statement in reasonable detail of the information and calculations necessary to establish compliance with this Section 7.08(b).

(l) Section 7.09 of each Credit Facility is amended by: (i) deleting the semicolon at the end of subsection (b) and appending thereto the phrase ", all in the ordinary course of business;", (ii) deleting the word "and" at the end of subsection (e), (iii) redesignating existing subsection (f) to be subsection
(g), and (iv) inserting the following new subsection (f) immediately before such subsection (g):

                  (f) The TASC Disposition; provided, that the TASC Disposition shall have occurred not later than April 30, 1998; and further provided, that the Borrower shall immediately notify the Agent upon the consummation of the TASC Disposition; and further provided, that the Borrower shall apply the proceeds of the TASC Disposition to redemption of all of the Senior Notes as promptly as practicable following the TASC Disposition and to payment in full of all Indebtedness under the Term Loan Agreement in accordance with the terms of the Term Loan Agreement (and pending such redemption or payment, shall hold an amount at least equal to the amount necessary to make such redemptions and payments in Cash Equivalent Investments), any balance of proceeds being available for general corporate purposes; and".

(m) Section 7.12 of each Credit Facility is amended by deleting the word "and" preceding clause (y), and by deleting the period at the end thereof and appending the following: ", and (z) redeem the Senior Notes following the TASC Disposition and repayment of all Indebtedness under the Term Loan Agreement."

(n) Section 8.01(l) of each Credit Facility is amended by deleting the parenthetical at the end thereof and replacing it with the following: "(except for principal payments and redemptions permitted by clause (x) or clause (z) of
Section 7.12 hereof)".

(o)  Section 8.01(m) is amended by adding ")" after the term "Closing Date".

(p) Revolving Credit Agreement, Section 10.14 (c)(ii), is amended to read as follows

                  (ii) if a Lender makes such an assignment of less than all of its then remaining rights and obligations under this Agreement and the other Loan Documents, such transferor Lender shall retain, after such assignment, a minimum principal amount of $5,000,000 of the Commitments, and after giving effect to such assignment the transferee Lender shall have a minimum aggregate principal amount of $5,000,000 of the Commitments,

(q) Term Loan Agreement, Section 10.14(c)(ii), is amended to read as follows:

                  (ii) if a Lender makes such an assignment of less than all of its then remaining rights and obligations under this Agreement and the other Loan Documents and under the Note Backup Agreement, such transferor Lender shall retain, after such assignment (and any concurrent assignment under the Note Backup Agreement), a minimum principal amount of $5,000,000 under this Agreement and the Note Backup Agreement in the aggregate, and after giving effect to such assignment (and any concurrent assignment under the Note Backup Agreement) the transferee Lender shall have a minimum principal amount of $5,000,000 under this Agreement and the Note Backup Agreement in the aggregate,

(r)  Note Backup Agreement, Section 10.14(c)(ii), is amended to read as follows:

                  (ii) if a Lender makes such an assignment of less than all of its then remaining rights and obligations under this Agreement and the other Loan Documents and under the Term Loan Agreement, such transferor Lender shall retain, after such assignment (and any concurrent assignment under the Term Loan Agreement), a minimum principal amount of $5,000,000 under this Agreement and the Term Loan

         Agreement in the aggregate, and after giving effect to such assignment (and any concurrent assignment under the Term Loan Agreement) the transferee Lender shall have a minimum principal amount of $5,000,000 under this Agreement and the Term Loan Agreement in the aggregate,

(s) In Annex A, Section 1.01 of each of the Credit Facilities, the definition of "Consolidated Net Worth" is amended by deleting the phrase "(other than Cash Equivalent Investments)" and replacing it with the phrase "(other than Cash Equivalent Investments and Intermediate Term Investments)". In addition, the definitions of "Consolidated Fixed Charge Coverage Ratio," "Consolidated Fixed Charges," "Consolidated Funded Debt Ratio (Adjusted)" and "Consolidated Net Worth (Adjusted)" are amended to read as follows, and the following new definitions of "Intermediate Term Investment" and "TASC Disposition" are added in their appropriate places in alphabetical order:

                  "Consolidated Fixed Charge Coverage Ratio" for any period shall mean the ratio of the Consolidated EBITDA Less Capital Expenditures for such period to the Consolidated Fixed Charges for such period. For purposes of determining the Consolidated Fixed Charge Coverage Ratio, Consolidated EBITDA Less Capital Expenditures of TASC and its Subsidiaries shall be included for each fiscal quarter during which TASC is a wholly-owned Subsidiary of the Borrower (notwithstanding that the Borrower may have classified TASC as a discontinued operation for such fiscal quarter as a consequence of the proposed TASC Disposition).

                  "Consolidated Fixed Charges" for any period shall mean the sum of (a) Consolidated Cash Interest Expense for such period, plus (b) principal payments made by the Borrower and its Subsidiaries during such period with respect to any outstanding Indebtedness (excluding (i) payments of Indebtedness under the Revolving Credit Agreement, (ii) prepayments made at the option of the Borrower of Indebtedness under the Term Loan Agreement, to the extent the amounts so prepaid are not otherwise due during such period, and (iii) payments of the Senior Notes at the scheduled maturity thereof and payments of the Senior Notes following the TASC Disposition), all as determined on a consolidated basis in accordance with GAAP, plus (c) the sum of all scheduled reductions of the "Revolving Credit Committed Amounts" pursuant to Section 2.01(g) of the Revolving Credit Agreement during such period (but if any such scheduled reduction is greater than $15,000,000, then for purposes of this clause (c) such scheduled reduction shall instead be deemed to be $15,000,000).

                  "Consolidated Funded Debt Ratio (Adjusted)" for any period shall mean the following ratio: (a) the amount, not less than zero, determined as of the last day of such period, equal to (i) Consolidated Funded Indebtedness, minus (ii) the amount, not less than zero, equal to (A) the amount of cash and Cash Equivalent Investments owned by the Borrower and its Subsidiaries, valued at the lower of cost or market, minus (B) $10,000,000, divided by (b) Consolidated EBITDA Less Capital Expenditures for such period. For purposes of determining the Consolidated Funded Debt Ratio (Adjusted) (x) on any date before the date on which the TASC Disposition occurs, the Consolidated EBITDA Less Capital Expenditures of TASC and its Subsidiaries shall be included for each complete fiscal quarter during which TASC is a wholly-owned Subsidiary of the Borrower (notwithstanding that the Borrower may have classified TASC as a discontinued operation for such fiscal quarter as a consequence of the proposed TASC Disposition), and (y) on any date on or after the date on which the TASC Disposition occurs, Consolidated EBITDA Less Capital Expenditures of TASC and its Subsidiaries shall be excluded for all periods, whether before or after the date on which the TASC Disposition occurs.

                  "Consolidated Net Worth (Adjusted)" at any time shall mean Consolidated Net Worth at such time plus the lesser of (a) $50,000,000 (or, if the TASC Disposition has occurred before such time, $330,000,000), or (b) the sum of aggregate writeoffs of goodwill or other intangible assets on or after January 1, 1997 in accordance with GAAP.

                  "Intermediate Term Investments" shall mean any of the following U.S. dollar denominated investments, to the extent acquired for investment and not with a view to achieving trading profits: (a) obligations fully backed by the full faith and credit of the United States of America maturing not in excess of three years from the date of acquisition, (b) the following obligations of any commercial bank or trust company organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating in excess of $250,000,000, the long-term unsecured debt of which (or, if such bank does not have an unsecured debt rating by Standard & Poor's Ratings Group or Moody's Investors Service, Inc., the long-term unsecured debt of such bank's parent holding company) is rated "BBB+" or better by Standard & Poor's Ratings Group or "Baa1" or better by Moody's Investors Service, Inc.: (i) time deposits, certificates of deposit and acceptances maturing not in excess of three years from the date of acquisition, or (ii) fully secured overnight repurchase obligations for underlying securities of the type referred to in clause
         (a) above, (c) freely tradeable and readily marketable corporate bonds, notes or other debt securities rated "BBB+" or better by Standard & Poor's Ratings Group or "Baa1" or better by Moody's Investors Service, Inc., in each case maturing not later than three years from the date of acquisition, (d) freely tradeable and readily marketable preferred stock rated "BBB+" or better by Standard & Poor's Ratings Group or "Baa1" or better by Moody's Investor Services, Inc., and (e) investments in mutual funds whose investment guidelines restrict substantially all of such funds' investments to those satisfying the criteria set forth in the foregoing clauses (a) through (d) and in the definition of "Cash Equivalent Investment." In no event shall any investment as to which the Borrower or any Subsidiary of the Borrower is an issuer or a direct or indirect obligor be deemed an Intermediate Term Investment.

                  "TASC Disposition" means the sale by the Borrower of TASC and its Subsidiaries for a cash purchase price not less than $430,000,000 (subject to closing adjustment as provided in the Stock Purchase Agreement by and among Primark Corporation, Primark Holding Corporation, Primark Information Services UK Limited, Litton Industries and Litton U.K. Limited, dated as of December 8, 1997), and otherwise on substantially the terms and conditions heretofore disclosed by the Borrower to the Lenders;.

(t) Revolving Credit Agreement, Annex A, Section 1.01, definition of "Closing Date", is amended to read as follows:

                  "Closing Date" shall mean February 7, 1997.

SECTION 5.  AMENDMENTS TO THE COLLATERAL AGENCY AGREEMENT.

(a) Collateral Agency Agreement, Section 1.01, definition of "Cash Equivalent Investments," is amended to read as follows:

                  "Cash Equivalent Investments" shall mean any of the following, to the extent acquired for investment and not with a view to achieving trading profits: (a) obligations fully backed by the full faith and credit of the United States of America or sterling denominated debt securities issued or guaranteed by the government of the United Kingdom, in each case maturing not in excess of one year from the date of acquisition, (b) commercial paper maturing not in excess of 180 days from the date of acquisition and rated "P-1" by Moody's Investors Service or "A-1" by Standard & Poor's Corporation on the date of acquisition, (c) the following obligations of any commercial bank or trust company having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the equivalent thereof in foreign currency), the long-term unsecured debt of which (or, if such bank does not have an unsecured debt rating by Standard & Poor's Ratings Group or Moody's Investors Service, Inc., the long-term unsecured debt of such bank's parent holding company) is rated "A" or better by Standard & Poor's Ratings Group or "A" or better by Moody's Investors Service,
         Inc.: (i) time deposits, certificates of deposit and acceptances maturing not in excess of 180 days from the date of acquisition, or
         (ii) fully secured overnight repurchase obligations for underlying securities of the type referred to in clause (a) above, (d) freely tradeable and readily marketable money market preferred stock which, pursuant to its terms, has a yield reset not less frequently than every 60 days and rated "AA" or better by Standard & Poor's Ratings Group or "Aa" or better by Moody's

         Investors Service, Inc., (e) obligations issued or guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision thereof, in each case maturing not in excess of six months from the date of acquisition, and rated "A" or better by Standard & Poor's Ratings Group or "A" or better by Moody's Investors Service, Inc., (f) investments in mutual funds whose investment guidelines restrict substantially all of such funds' investments to those satisfying the criteria set forth in the foregoing clauses (a) through (e), and (g) other investments designated in writing by the Collateral Agent as being "Cash Equivalent Investments" for purposes of this Agreement (it being understood that any such designation shall be revocable by the Collateral Agent upon 60 days' notice to the Borrower). In no event shall any investment as to which the Borrower or any Subsidiary of the Borrower is an issuer or a direct or indirect obligor be deemed a Cash Equivalent Investment.

(b) Collateral Agency Agreement, Section 1.01, definition of "Revolving Credit Agreement," is amended by deleting the term "$75,000,000" and replacing it with the term "$75,000,000 or, from and after the Extension Date, $225,000,000".

(c) Collateral Agency Agreement, Section 1.01, is amended by adding the following new definition in its appropriate place in alphabetical order:

                  "Extension Date" shall have the meaning given that term in the Revolving Credit Agreement.

SECTION 6.  BORROWER PLEDGE AGREEMENT.

(a) For the avoidance of doubt, effective the instant immediately before consummation of the TASC Disposition, any and all liens and security interests in favor of the Collateral Agent under the Borrower Pledge Agreement in any and all of the following shall, automatically and without further action on the part of the Collateral Agent, be released: (i) all Shares of Capital Stock of TASC, The Analytic Sciences Corporation Limited and their respective Subsidiaries, and
(ii) all property and assets of any kind or nature (including without limitation all patents, copyrights, trademarks and other intellectual property) of TASC, The Analytic Sciences Corporation Limited and their respective Subsidiaries.

(b) Section 4.05(a) of the Borrower Pledge Agreement is amended by deleting the phrase "(other than Cash Equivalent Investments)" and replacing it with the phrase "(other than Cash Equivalent Investments and Intermediate Term Investments)".

SECTION 7.  EFFECTIVENESS AND EFFECT, ETC.

(a) This Amendment shall become effective when Mellon Bank, N.A., as Agent under each Credit Facility and as Collateral Agent, shall have received counterparts hereof duly executed by the Borrower, by each of the "Lenders" and the "Agent" under each Credit Facility, and by the Collateral Agent.

(b) The Revolving Credit Agreement, the Term Loan Agreement, the Note Backup Agreement, the Collateral Agency Agreement and the Borrower Pledge Agreement, in the forms initially executed and as amended hereby, are and shall continue to be in full force and effect, and are hereby in all respects ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy under any of the foregoing agreements and instruments or constitute a waiver of any provision of any of the foregoing agreements and instruments. This Amendment is a cumulative amendment and, upon its effectiveness, shall supersede the letter agreement dated February 21, 1997, the Amendment to Transaction Documents dated as of May 1, 1997, the Amendment to Transaction Documents dated as of June 30, 1997, and the

Amendment to Transaction Documents dated as of December 1, 1997, which shall be of no further force or effect.

 SECTION 8. MISCELLANEOUS. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same document. Section and other headings herein are for reference purposes only and shall not affect the interpretation of this Amendment in any respect. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to choice of law rules. This Amendment is a requested amendment within the meaning of Section 10.06(a) of each Credit Facility.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        PRIMARK CORPORATION


                                        By
                                            -------------------------------
                                        Name:
                                        Title:


                                        MELLON BANK, N.A.,
                                        individually and as Agent under each
                                        Credit Facility


                                        By
                                            -------------------------------
                                                  R. Jane Westrich
                                                  Vice President

CONSENTED AND AGREED:

BANKBOSTON, N.A.


By
------------------------------
Name:
Title:



NATIONSBANK, N.A.


By
------------------------------
Name:
Title:

MORGAN GUARANTY TRUST COMPANY OF NEW YORK


By
-------------------------------
Name:
Title:



THE ROYAL BANK OF SCOTLAND, PLC


By
-------------------------------
Name:
Title:



THE CHASE MANHATTAN BANK


By
-------------------------------
Name:
Title:



BANK OF TOKYO - MITSUBISHI TRUST COMPANY


By
-------------------------------
Name:
Title:



FIRST AMERICAN NATIONAL BANK


By
-------------------------------
Name:
Title:

THE FUJI BANK, LIMITED


By
-------------------------------
Name:
Title:



WACHOVIA BANK, N.A.


By
-------------------------------
Name:
Title:

                                                                EXHIBIT D

                                                                   TO

                                                      REVOLVING CREDIT AGREEMENT

(EXTENSION DATE)
                               PRIMARK CORPORATION

                              OFFICER'S CERTIFICATE

                  The undersigned, an officer of Primark Corporation, a Michigan corporation (the "Borrower"), hereby certifies on behalf of the Borrower as follows:

                  1. This certificate is delivered to Mellon Bank, N.A., as Agent, pursuant to Section 5.03 of the Revolving Credit Agreement dated as of February 7, 1997 (as amended, modified or supplemented from time to time, the "Revolving Credit Agreement") by and among the Borrower, the Lenders from time to time parties thereto, the Issuing Banks referred to therein, and Mellon Bank, N.A., as Agent. Capitalized terms used herein and not otherwise defined have the meanings as ascribed to them in the Revolving Credit Agreement.

                  2. The Borrower desires the Extension Date to occur on the date of this certificate.

                  3. On the date hereof, all of the conditions set forth in
Section 5.03 of the Credit Agreement have been satisfied. Without limiting the generality of the foregoing:

                  (a)  The TASC Disposition occurred on ___________, 1998.

                  (b) The Borrower has given notice to the trustee under the Senior Note Indenture of redemption of all of the outstanding Senior Notes, specifying as the "Redemption Date" a date not later than 60 days after the TASC Disposition.

                  (c) The Borrower has indefeasibly paid in full in cash all Term Loan Obligations (other than Contingent Indemnification Obligations), as such terms are defined in the Collateral Agency Agreement. Such payment was made on the date of this certificate. The Borrower has given a written notice pursuant to the final sentence of
         Section 2.05 of the Collateral Agency Agreement to the Term Loan Agent requesting the Term Loan Agent to give to the Collateral Agent the notice contemplated by Section 2.05(b) of the Collateral Agency Agreement.

                  (d) No Event of Default or Potential Default has occurred and is continuing or exists on the date hereof or will occur or exist after giving effect to the Extension Date. The aggregate Revolving Credit Committed Amounts of the Lenders on the date hereof, before giving effect to the increase in the Revolving Credit Committed Amounts occurring on the Extension Date, is not less than $75,000,000.

                  Executed this_______________day of_________________, 1998.


                                                     PRIMARK CORPORATION


                                       By:
                                           __________________________
                                      Name:
                                           __________________________
                                     Title:
                                           __________________________

                                                               EXHIBIT E

                                                                  TO

                                                      REVOLVING CREDIT AGREEMENT


           FORM OF OPINION OF COUNSEL TO THE BORROWER (EXTENSION DATE)

                                [Extension Date]

To the Lenders, Issuing Banks and Agent
   party to the Revolving Credit Agreement referred to below,

The Lenders and Agent
   party to the Term Loan Agreement referred to below,

The Lenders, Issuing Bank and Agent
   party to the Note Backup Agreement referred to below, and

Mellon Bank, N.A., as Collateral Agent

Ladies and Gentlemen:

                  I am the Executive Vice President, General Counsel and Secretary of Primark Corporation, a Michigan corporation, (the "Borrower") and have represented the Borrower in connection with: (a) the Revolving Credit Agreement (the "Revolving Credit Agreement"), dated as of February 7, 1997, by and among the Borrower, the Lenders parties thereto from time to time, the Issuing Banks referred to therein and Mellon Bank, N.A., as Agent, (b) the Term Loan Agreement (the "Term Loan Agreement"), dated as of February 7, 1997, by and among the Borrower, the Lenders parties thereto from time to time, and Mellon Bank, N.A., as Agent, (c) the Note Backup Agreement (the "Note Backup Agreement") dated as of February 7, 1997, by and among the Borrower, the Lenders parties thereto from time to time, the Issuing Bank referred to therein and Mellon Bank, N.A., as Agent, and (d) the Collateral Agency Agreement (the "Collateral Agency Agreement"), dated as of February 7, 1997, among the Borrower, certain Revolving Credit Parties, certain Term Loan Parties, certain Note Backup Parties and Mellon Bank, N.A., as Collateral Agent, (e) the Pledge Agreement (the "Borrower Pledge Agreement"), dated as of February 7, 1997, made by the Borrower in favor of Mellon Bank, N.A., as Collateral Agent, and (f) the Agreement (the "Cumulative Amendment"), dated as of March 6, 1998, by and among the Borrower, the Lenders party to the Revolving Credit Agreement, the Lenders party to the Term Loan Agreement, the Lenders party to the Note Backup Agreement, and Mellon Bank, N.A., as Agent under such Revolving Credit Agreement, as Agent under such Term Loan Agreement, as Agent under such Note Backup Agreement, and as Collateral Agent under the Collateral Agency Agreement. Capitalized terms used herein and not otherwise defined shall have the same meanings as in the Collateral Agency Agreement, as amended by the Cumulative Amendment.

                  This opinion is being delivered pursuant to Section 5.03 of the Revolving Credit Agreement, as amended by the Cumulative Amendment.

                  In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following:

                  (i) the Revolving Credit Agreement, in the form initially
                      executed;

                 (ii) the Term Loan Agreement, in the form initially executed;

                (iii) the Note Backup Agreement, in the form initially
                      executed;

                 (iv) the Collateral Agency Agreement, in the form initially executed;

                  (v) the Borrower Pledge Agreement, in the form initially
                      executed;

                 (vi) the following amendments to the Revolving Credit Agreement, the Term Loan Agreement, the Note Backup Agreement, the Collateral Agency Agreement, and/or the Borrower Pledge Agreement (collectively, the "Prior Amendments"):

                  (A) the letter agreement dated February 21, 1997;

                  (B) the Amendment to Transaction Documents dated as of May 1,
                      1997;

                  (C) the Amendment to Transaction Documents dated as of June
                      30, 1997; and

                  (D) the Amendment to Transaction Documents dated as of
                      December 1, 1997;

                (vii) the Revolving Credit Notes dated the date hereof and issued to the Lenders under the Revolving Credit Agreement on the date hereof pursuant to Section 5.03 of the Revolving Credit Agreement, as amended by the Cumulative Amendment (the "Replacement Revolving Credit Notes");

               (viii) all material agreements and instruments to which the Borrower or any Subsidiary of the Borrower is a party or by which any of their respective properties may be subject or bound; and

                 (ix) such other documents and matters as I have deemed necessary or appropriate to render the opinions set forth herein.

                  The Revolving Credit Agreement, the Term Loan Agreement, the Note Backup Agreement, the Collateral Agency Agreement, and the Borrower Pledge Agreement, each as amended by the Cumulative Amendment, and the Replacement Revolving Credit Notes and the Cumulative Amendment, are collectively referred to herein as the "Specified Documents".

                  In my examination I have assumed the genuineness of all signatures (other than those on behalf of the Borrower), the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed below which I did not independently establish or verify, I have relied upon the statements and representations of officers and other representatives of the Borrower and of public officials.

                  I am admitted to the Bar of the State of Michigan, and I do not express any opinion as to the laws of any jurisdiction other than the State of Michigan and the federal laws of the United States of America.

                  The opinions set forth below are subject to the following qualifications:

                           (a) enforcement of the Specified Documents may be
                  limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

                           (b) certain of the remedial provisions including
                  waivers, with respect to the exercise of remedies against the collateral contained in the Borrower Pledge Agreement, as amended, may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Shared Security Documents, taken as a whole, and the Shared Security Documents, taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the benefits of the security created thereby;

                           (c) I express no opinion as to the effect on the
                  opinions expressed herein of (i) the compliance or non-compliance of the Collateral Agent, the Agent, any of the Lenders or any of the other Secured Parties with any state, federal or other laws or regulations applicable to them or
                  (ii) the legal or regulatory status or the nature of the business of the Collateral Agent, the Agent, any of the Lenders or any of the other Secured Parties;

                           (d) I express no opinion as to the enforceability of
                  any rights to contribution or indemnification provided for in the Specified Documents which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

                           (e) I express no opinion as to the enforceability of
                  (i) any provision of any Specified Document to the extent it authorizes or permits any party to any Specified Document or any purchaser of a participation interest from any such party to set-off or apply any deposit, property or indebtedness with respect to any participation interest or (ii) any provision of any Specified Document to the extent it purports to waive any objection a Person may have that a suit, action or proceeding has been brought in an inconvenient forum;

                           (f) enforcement of the Shared Security Documents
                  against the rights of the Borrower in instruments, leases or contracts may be subject to the terms of such instruments, leases or contracts or other arrangements between the Borrower and the other parties to such agreements, the rights of such other parties and any claims or defenses of such other parties against the Borrower arising under or outside such instruments, leases or contracts or other agreements; and

                           (g) I have assumed that the Specified Documents are
                  the legal, valid and binding obligations of each party thereto other than the Borrower, enforceable against each such party thereto in accordance with its terms.

                  Based upon and subject to the foregoing, I am of the opinion that:

                  1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. The Borrower has corporate power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage. The Borrower is duly qualified to do business as a foreign corporation and is in good standing in the Commonwealths of Massachusetts and Virginia.

                  2. The Borrower has corporate power and authority to execute, deliver, perform, and take all actions contemplated by, the Specified Documents, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part. Without limitation of the foregoing, the Borrower has the corporate power and authority to borrow and request Letters of Credit (as defined in the Specified Documents) to be issued pursuant to the Specified Documents to the fullest extent permitted thereby from time to time, and has taken all necessary corporate action to authorize such borrowings and requests for issuance of Letters of Credit.

                  3. Each of the Specified Documents has been duly and validly executed and delivered by the Borrower.

                  4. No Federal or Michigan Governmental Action is or will be necessary in connection with execution and delivery of the Specified Documents, performance of or compliance with the terms of the Specified Documents, or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence of the Specified Documents, except for the matters set forth in
Section 4.04 of each of the Revolving Credit Agreement, the Term Loan Agreement and the Note Backup Agreement, as the same have been respectively amended by the Cumulative Amendment.

                  5. Neither the execution and delivery of the Specified Documents, nor performance of or compliance with the terms and conditions of the Specified Documents by the Borrower, does or will

                  (a)  violate or conflict with any Federal or Michigan Law, or

                  (b) violate or conflict with, or constitute a default under, or result in (or give rise to any right, contingent or other, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or other, to create or impose) any Lien upon any property of the Borrower or any Subsidiary of the Borrower (except for any Lien in favor of the Collateral Agent securing the Obligations) pursuant to, (i) the articles of incorporation or by-laws (or other constitutional documents) of the Borrower or any Subsidiary of the Borrower, or (ii) any judicial or administrative order, judgment, injunction or decree, any material agreement or instrument (including without limitation the Senior Note Indenture), or to my knowledge after due inquiry any other agreement or instrument, to which the Borrower or any Subsidiary of the Borrower is a party or by which any of their respective properties may be subject or bound.

                  6. To the best of my knowledge, there is no pending or threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting the Borrower or any Subsidiary of the Borrower, except for matters that if adversely decided, individually or in the aggregate, do not, and would not be likely to, have a Material Adverse Effect (as defined in the Specified Documents).

                  7. In the event that a Michigan court were to apply the substantive laws of the State of Michigan, notwithstanding the choice of law of the parties set forth in the Specified Documents and the limited nature of contacts within the State of Michigan, each of the Specified Documents constitutes a valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms. I call to your attention that the Specified Documents are governed by the laws of the Commonwealth of Pennsylvania, and I express no opinion as to whether a Michigan court would apply the substantive laws of the State of Michigan to such documents.

                  8. The Borrower is not an "investment company" under the Investment Company Act of 1940, as amended.

                  9. The Borrower is not a "holding company," or a "public utility company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  This opinion is being furnished to you and is solely for your benefit in connection with the Specified Documents and the transactions contemplated by the foregoing, except that it may be relied upon by any person which becomes a Participant or Secured Party as if it were addressed to such person and delivered on the date hereof.

                                                              Very truly yours,